UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2016

STRATTEC SECURITY CORPORATION
(Exact name of registrant as specified in charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333
(Registrant's telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

Effective as of April 27, 2016, ADAC-STRATTEC, LLC, a majority owned subsidiary of STRATTEC SECURITY CORPORATION (the "Company"), entered into a third amendment (the "ADAC-STRATTEC Third Amendment") to its June 28, 2012 Credit Agreement, as previously amended by an Amendment No. 1 dated as of January 22, 2014 and an Amendment No. 2 dated June 25, 2015 (collectively, the "ADAC-STRATTEC Credit Agreement"), with BMO Harris Bank N.A., as lender.  The ADAC-STRATTEC Third Amendment extends the term of the ADAC-STRATTEC Credit Agreement through August 1, 2019, increases the maximum borrowing availability under this secured revolving credit facility from $10 million to $20 million and makes certain other changes described in the amendment to ADAC-STRATTEC, LLC's required financial covenants.

The ADAC-STRATTEC Third Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described above under Item 1.01, on April 27, 2016, the Company's majority owned subsidiary, ADAC-STRATTEC, LLC, entered into an amendment to its credit agreement with BMO Harris Bank N.A. extending the term of the credit facility, increasing the maximum borrowing availability under the facility and making certain other changes described in the amendment to ADAC-STRATTEC, LLC's required financial covenants.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

  (d)   Exhibits

The following exhibit is filed herewith:

Exhibit 99.1 – Amendment No. 3 to Credit Agreement, dated as of April 27, 2016, between ADAC-STRATTEC, LLC and BMO Harris Bank N.A., as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date: April 27, 2016
By:      /s/ Patrick J. Hansen
       Patrick J. Hansen, Senior Vice President and
       Chief Financial Officer